UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 16, 2007

The Shaw Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Louisiana	1-12227	72-1106167
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4171 Essen Lane, Baton Rouge, Louisiana		70809
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	225-932-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The Shaw Group Inc., a Louisiana corporation, (the "Company" or "Shaw"), entered into a Waiver dated as of April 16, 2007, which is described in more detail below, and a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference, (the "Waiver"), with respect to that certain Credit Agreement dated April 25, 2005, among the Company, as borrower; BNP Paribas, as administrative agent; BNP Paribas Securities Corp., as joint lead arranger and sole bookrunner; Bank of Montreal, as joint lead arranger; Credit Suisse First Boston, acting through its Cayman Islands branch, as co-syndication agent; UBS Securities LLC, as co-syndication agent; Regions Bank as co-documentation agent, Merrill Lynch Pierce, Fenner & Smith, Incorporated, as co-documentation agent, the guarantors signatory thereto and the other lenders signatory thereto (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed April 28, 2005) (the "Credit Agreement"), as amended by Amendment No. 1 dated October 3, 2005 (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed October 4, 2005) ("Amendment No. 1"), Amendment No. 2 dated February 27, 2006 (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed February 28, 2006) ("Amendment No. 2"), Amendment No. 3 dated June 20, 2006 (previously filed as Exhibit 10.38 to the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2006) ("Amendment No. 3), and Amendment No. 4 dated October 13, 2006 (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed October 18, 2006) ("Amendment No. 4, and together with the Credit Agreement, Amendment No. 1, Amendment No. 2 and Amendment No. 3, the "Amended Credit Agreement"). Capitalized terms not defined herein have the meanings specified in the Amended Credit Agreement.

As previously reported by the Company in its Current Report on Form 8-K filed on April 5, 2007, and in a corresponding press release of the same date, the Company has delayed reporting its second quarter financial results pending the completion of an independent review of the estimated costs on an ongoing U.S. gulf coast EPC petrochemical project, which review is being performed to determine the amount of any error in estimated costs and the reporting periods that may be affected. The Company also reported that it expects a delay in filing its second quarter Form 10-Q of 45 to 90 days from its required filing date of April 9, 2007, and that the delay could be longer if the reporting periods in the second half of fiscal 2006 require restatement.

Unless the Company obtained a waiver from the Lenders, the Company’s failure to furnish the Lenders its unaudited consolidated financial statements for the fiscal quarter ended February 28, 2007, within 45 days of the end of the fiscal quarter, (the "Financial Statement Requirement"), would constitute a violation of certain debt covenants under the Amended Credit Agreement.

Because the Company is unable to comply with the Financial Statement Requirement by the required deadline for the reasons set forth above, it has requested, and the Agent (acting with the written consent of the Required Lenders) under the Amended Credit Agreement has agreed to a waiver of compliance by the Company with the 45 day period set forth in Section 6.1(b) of the Amended Credit Agreement for delivery of the unaudited financial statements for the fiscal quarter ended February 28, 2007; provided that, the Company covenants and agrees to furnish to the Lenders its unaudited consolidated financial statements required under Section 6.1(b) of the Amended Credit Agreement (and accompanied by the other certificates and information required under Sections 6.1(d), 6.1(k) and 6.1(l) of the Amended Credit Agreement) within 90 days of April 16, 2007, the date of the Waiver.

The Waiver became effective upon (i) execution by the Company and by the Agent pursuant to authority granted by the Required Lenders, and (ii) payment by the Company of such fees and expenses as the Company shall have agreed to pay to any Lender or the Agent in connection with the Waiver (including, without limitation, legal fees and expenses of counsel to the Agent); provided that the Waiver shall cease to be in effect if (but only if) the Company fails to furnish to the Lenders the unaudited financial statements for the fiscal quarter ended February 28, 2007, certificates and other information referred to above within 90 days after the date of the Waiver (April 16, 2007). The Company is making every effort to furnish to the Lenders the unaudited financial statements for the fiscal quarter ended February 28, 2007, certificates and other information referred to above within this 90 day period.

The summary of the provisions of the Waiver is qualified in its entirety by reference to Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is filed as an Exhibit to this Current Report on Form 8-K.

10.1 Waiver dated as of April 16, 2007, among the Company, as borrower; BNP Paribas, as administrative agent; and the other lenders signatory to that certain Credit Agreement dated April 25, 2005, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Shaw Group Inc.

April 17, 2007	By:	Robert L. Belk

Name: Robert L. Belk
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Waiver dated as of April 16, 2007, among the Company, as borrower; BNP Paribas, as administrative agent; and the other lenders signatory to that certain Credit Agreement dated April 25, 2005, as amended.